UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 24, 2009

SyntheMed, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-20580	14-1745197
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

200 Middlesex Essex Turnpike, Suite 210, Iselin, New Jersey	08830
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (732) 404-1117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets
Item 3.02  Unregistered Sales of Equity Securities.

On December 24, 2009, we raised $800,000 in gross proceeds from the sale of 4,000,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock, at a purchase price of $.20 per unit.  The warrants are exercisable for shares at a price of $.20 per share and are scheduled to expire on September 30, 2013.  This represents the second closing of a financing of up to $2,000,000, the first closing of which, as previously reported, occurred on September 30, 2009 with respect to $1,000,000 in gross proceeds.

In connection with this closing, we paid a placement agent a commission of $56,000 in cash, representing 7% of the gross proceeds raised, and issued to or at the direction of the placement agent warrants to purchase an aggregate of 280,000 shares of common stock, representing 7% of the number of units sold.  The agent warrants are identical to the investor warrants.  We also reimbursed the agent for certain financing-related expenses.  One of our directors, Mr. Joerg Gruber, is Chairman and a director of the placement agent.

The securities offered in the financing have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The financing was made in a transaction not requiring registration under the Securities Act of 1933, as amended, by virtue of and in reliance upon Regulation S promulgated thereunder (“Regulation S”).  The offering involved no “directed selling efforts”, was made in an “offshore transaction” only to persons who represented that they were not “US Persons” and included “offering restrictions”, as those terms are defined in Regulation S.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Item	Description

10.1	Form of subscription agreement. (1)

10.2	Agency agreement dated September 30, 2009 between SyntheMed, Inc. and Clubb Capital Limited, as placement agent. (1)

10.3	Form of broker warrant. (1)
_________________________________
(1)
 Incorporated by reference to the corresponding exhibit number in the Form 10-Q of SyntheMed, Inc. filed with the Securities and Exchange Commission on November 6, 2009.  Subscription agreements covering a total of 4,000,000 units and broker warrants covering a total of 280,000 shares were executed and delivered in connection with the closing covered by this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SyntheMed, Inc.

Date: December 28, 2009	By:	/s/ Robert P. Hickey
Robert P. Hickey
President, CEO and CFO